 EXHIBIT 99.2

Press release	22 August 2011

Medicsight PLC
(“Medicsight” or “the Group”)
Preliminary Findings of the Special Committee
Results of a Comprehensive Strategic Review
General Meeting on 14 September 2011 for Stockholder Vote to Cancel Trading
on AIM
Interim Results for the Six Months Ended 30 June 2011

Medicsight PLC (AIM: MDST), an industry leader in the development of Computer-Aided Detection (CAD) and image analysis software, announces the preliminary findings of the Special Committee, results of a comprehensive strategic review including  actions taken by the Board of Directors, and Interim Results.

Preliminary findings of the Special Committee
On 8 July, Medicsight announced that it had initiated an internal investigation through a Special Committee of the Board of Directors regarding the potential misappropriation and/or misdirection of Company funds.  Based upon the substantially complete results of the investigation, the Company has concluded that no adjustments or restatement of prior issued financial statements is required.    Although the investigation remains on-going, the Board is confident that the Company’s financial statements will not require a material restatement as a result of any additional irregularities discovered in the future.  Furthermore, the Company intends to seek all possible methods of recovery or restitution where appropriate and where the cost of doing so will not be greater than the expected outcome.

Following the results of the investigation, the Board has requested the recommencement of trading in the Company’s ordinary shares to trading on AIM with immediate effect.

Comprehensive Strategic Review

Staff reductions and office relocation in London to conserve remaining cash in order to focus on existing products within approved markets
In order to maximize the opportunity for the Company’s ColonCAD software to succeed, particularly in the U.S. market, the decision was made to streamline operations with regard to headcount and overhead.  Medicsight utilised its lease termination option at its headquarters and will be moving shortly to more appropriate space.  Robert Ladd, Interim Chief Executive, commented:  “As difficult as this decision is, the only means of ensuring survival is to increase our runway until profitability; with a finite amount of cash, the only option is to reduce expenses.  Many people worked very hard to create and support our CAD medical software.  These cost cuts give hope for their vision to flourish.  The Board will continue to examine all opportunities to maximise value from the Company’s assets and generate value for shareholders.”

Closing of Tokyo office
In late July 2011, Medicsight was informed by the Japanese Ministry of Health, Labour and Welfare (“MHLW”) that several statistical data errors were encountered in their review of the Company’s application for approval of its MedicRead software for use in CT Colonography procedures.  Following informal guidance from MHLW, the Company has decided to withdraw the current submission and is assessing the next course of action.  In the meantime, the Board of Directors has decided to close the Tokyo office as part of the overall streamlining of operations and expense reductions.

Corporate organisational restructuring
In addition to Tokyo, the Board of Directors has decided to close several other Company subsidiaries in Australia, China and the UAE.  The legal, regulatory and accounting costs of maintaining so many legal entities cannot be justified at this point.  However, in order to better exploit the recent U.S. Food and Drug Administration approval of ColonCAD, the Company will reopen Medicsight, Inc. in New York.

Stockholder vote to delist from AIM
Medicsight’s Board of Directors will call a General Meeting of stockholders on Wednesday 14th September 2011 to vote on whether to cancel its Ordinary Shares from trading on the AIM Exchange and to re-register as a private company.

Whilst the Directors were pleased to announce on 19 May 2011 that they had received clearance from the US Food and Drug Administration for its ColonCAD™ API, this also led the Board to conduct a full review of its operations and future strategy.  The Board is very mindful that the Company has had minimal revenues since inception and is equally aware of the risks inherent in the commercialisation of emerging and new technologies in the US markets at the current time.  Full commercialisation of the ColonCAD API without a committed, US based, commercialisation partner, would involve the Company in significant incremental costs in terms of a sales, marketing and training platform in the US.

The Board is very aware that the ability to raise money in the equity markets at the current time is very limited, particularly for smaller companies.  The Directors have accordingly concluded that conservation of existing cash resources must be the Board’s first priority at the current time.  The Board considers that the costs associated with the Company’s quotation on AIM are large and, in the opinion of the Board, are not economically justified given the very low volumes of trading in the Company’s Ordinary Shares.  The Directors have decided to put a resolution to Shareholders for the termination of the AIM trading facility as part of the current austerity measures.

The Company has applied to the London Stock Exchange for the Cancellation and it is expected that, subject to the approval of Shareholders at the GM by Special Resolution, the Cancellation will become effective on 22 September 2011.  If the resolution is passed and the Cancellation becomes effective there will no longer be any public market in the Company’s Ordinary Shares.  It is not the intention of the Company to support any off-market or matched bargain facilities in the Ordinary Shares although certain stockbrokers or market intermediaries may be able to offer such services to Shareholders.

Should the delisting be approved, it is the intention of the Board to keep shareholders updated via its website.

It is expected that a full copy of the circular will be sent to shareholders on 23 August 2012 and will be available on the Company’s website at www.medicsight.com.

On 16 August 2011, Peter Venton resigned from the Board of MGT Investments Inc. (“MGT”), the Company’s majority shareholder. This action has been taken to ensure that one Board member is independent of MGT. In light of the announcement of the proposals to cancel the AIM quotation it was considered impracticable to recruit any further independent directors for the Company at the current time, however, should shareholders resolve not to pass the resolutions to effect the cancellation of the AIM quotation the Board will take steps to supplement its current constitution with an additional independent non-executive director.

Interim results for the six months ended 30 June 2011

Highlights
•	Received U.S. Food and Drug Administration (“FDA”) 510(k) clearance to market ColonCAD in the U.S. on 19 May
•	Received EU (CE) approval and launched ColonCAD 4.1 on 25 March
•	Revenue decreased to £162,000 (2010: £215,000)
•	Operating costs increased to £2,703,000 (2010: £2,622,000)
•	Group cash balance at 30 June 2011 of £3,399,000 (2010: £8,282,000)

Medicsight has received its FDA clearance to market ColonCAD in the United States and is working with its partners to establish reference centres and to begin generating initial sales. In the six months ended 30 June 2011, ColonCAD sales decreased compared to the previous year and sales of the MedicCO2LON insufflator system decreased marginally.

Operating expenses were slightly higher than the previous year due to the costs of professional fees relating to the response to FDA, third party work on product development and severance costs relating to previous reductions in employment.

As at 30 June Medicsight’s cash balance was £3,399,000. In order to preserve cash and maximise the potential U.S. market, we have begun implementing a company-wide expense reduction program as stated above. We expect to see a reduction in total expenses in the second half of this year.

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
FOR THE SIX MONTHS ENDED 30 JUNE 2011

	6 months ended 30 June 2011	6 months ended 30 June 2010	Year ended 31 December 2010
	(unaudited)	(unaudited)	(audited)
	£000	£000	£000

Revenue
Licence and support fees	162	215	350
Cost of sales	(62)	(75)	(75)

Gross profit	100	140	275

Sales and marketing expense	(370)	(421)	(907)
Administrative expenses	(1,808)	(1,460)	(2,942)
Research and development	(455)	(597)	(985)
Share-based expense	(70)	(144)	(219)

Operating loss	(2,603)	(2,482)	(4,778)

Finance revenue	20	23	41

Loss before taxation	(2,583)	(2,459)	(4,737)

Income tax benefit / (expense)	-	-	217

Loss for the period and Total comprehensive income attributable to owners of the parent	(2,583)	(2,459)	(4,520)

Loss per share - basic and diluted	(2p )	(2p )	(3p )

FOR THE SIX MONTHS ENDED 30 JUNE 2011
CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	30 June 2011	30 June 2010	31 December 2010
	(unaudited)	(unaudited)	(audited)
	£000	£000	£000

ASSETS
Current assets
Trade and other receivables	731	315	369
Cash and cash equivalents	3,399	8,282	5,336
Loan receivable – related party	-	-	734

	4,130	8,597	6,439

Non-current assets
Property, plant and equipment	65	70	81

	65	70	81

Total assets	4,195	8,667	6,520

LIABILITIES
Current liabilities
Trade and other payables	(583)	(556)	(395)

Total liabilities	(583)	(556)	(395)

Net assets	3,612	8,111	6,125

SHAREHOLDERS’ EQUITY
Issued share capital	7,776	7,776	7,776
Share premium	57,306	57,306	57,306
Share-based expense reserve	3,347	3,202	3,277
Retained earnings	(64,817)	(60,173)	(62,234)

Equity attributable to owners of the parent	3,612	8,111	6,125

CONSOLIDATED STATEMENT OF CASH FLOW
FOR THE SIX MONTHS ENDED 30 JUNE 2011

	6 months ended 30 June 2011	6 months ended 30 June 2010	Year ended 31 December 2010
	(unaudited)	(unaudited)	(audited)
	£000	£000	£000

Cash flows from operating activities
Cash used in operations	(2,692)	(2,416)	(4,611)

Net cash from operating activities	(2,692)	(2,416)	(4,611)

Cash flows from investing activities
Loan receivable – related party	718	-	(734)
Purchase of equipment	-	(30)	(57)
Interest received	-	24	37

Net cash used in investing activities	718	(6)	(754)

Effects of exchange rate changes	37	(4)	(7)

Net decrease in cash and cash equivalents	(1,937)	(2,426)	(5,372)

Cash and cash equivalents at 1 January	5,336	10,708	10,708

Cash and cash equivalents at period end	3,399	8,282	5,336

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE SIX MONTHS ENDED 30 JUNE 2011

	Share Capital	Share Premium	Share- based payment reserve	Currency translation reserve	Retained earnings	Total Equity
	£000	£000	£000	£000	£000	£000

At 1 January 2010	7,776	57,306	3,058	-	(57,714)	10,426
Loss for the period	-	-	-	-	(2,459)	(2,459)

Total comprehensive income	-	-	-	-	(2,459)	(2,459)

Transactions with owners – equity settled Share-based expense	-	-	144	-	-	144

At 30 June 2010	7,776	57,306	3,202	-	(60,173)	8,111
Loss for the period	-	-	-	-
Net exchange adjustments	-	-	-	-	-	-

Total comprehensive income	-	-	-	-	(2,061)	(2,061)

Transactions with owners – equity settled Share-based expense	-	-	75	-	-	75

At 31 December 2010	7,776	57,306	3,277	-	(62,234)	6,125
Loss for the period	-	-	-	-
Net exchange adjustments	-	-	-	-	-	-

Total comprehensive income	-	-	-	-	(2,583)	(2,583)

Transactions with owners – equity settled Share-based expense	-	-	70	-	-	70

At 30 June 2011	7,776	57,306	3,347	-	(64,817)	3,612

NOTES TO INTERIM FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED 30 JUNE 2011

1.	Basis of preparation of interim financial information

These interim consolidated financial statements are for the six months ended 30 June 2011. The interim financial report, which is unaudited, has been prepared in accordance with the recognition and measurement criteria of International Financial Reporting Standards and IFRIC interpretations adopted for use in the European Union (IFRS). The accounting policies and methods of computation used are consistent with those used in the Group annual report for the year ended 31 December 2010 and are expected to be used in the Group Annual Report for the year ended 31 December 2011.

In the period, MedicCO2LON Limited, a subsidiary of the group, made the first sales of its CO2 insufflation device. The revenue from the device is recognised as goods and orders are satisfied, and goods are delivered.

The financial information for the year ended 31 December 2010 does not constitute statutory information. A copy of the statutory accounts for that year has been delivered to the Registrar of Companies. The auditors’ report on these accounts was not qualified and did not contain statements under section 498(2) and (3) of the Companies Act 2006.

The interim consolidated financial statements are presented in pounds sterling because that is the currency of the primary economic environment in which the group operates. All values are rounded to the nearest thousand pounds (£000) except when otherwise stated.

Going concern

The Group is loss making and has yet to make meaningful revenues. Despite U.S. FDA clearance in May 2011, the group may need to raise additional capital to fully exploit this approval. In addition, any potential resubmission to MHLW may also require additional capital. In light of this, the directors have reviewed cash flow forecasts and the Group’s capital and liquidity requirements for the balance of 2011 and for 2012. The directors have considered various scenarios and have concluded that aggressive cost controls are necessary. These actions as outlined above should allow that with the remaining cash available and the ability to further manage expenditure rates, the accounts should be prepared on a going concern basis.

2.	Segment Reporting

The Group operates in two business areas. Our primary business is the development and commercialisation of medical imaging software. To complement this business the Group has launched the MedicCO2LON Insufflator, a hardware product that is used to introduce carbon dioxide gas to distend the colon when patients are undergoing a CT colonography examination. This results in improved image quality and supports diagnostic interpretation.

Operating results are reported to the Group’s chief operating decision maker on a geographical basis. As a new business our MedicCO2LON business operates through a new subsidiary in the UAE. The following reports financial information on a geographical basis and reconciles it to the Group’s results.

	UK & Europe £000	Japan £000	UAE £000	All other segments £000	Total £000

6 months ended 30 June 2011
Revenue	37	-	-	125	162
Depreciation	10	8	-	-	18
Operating loss	(2,199)	(337)	(57)	(10)	(2,603)
Interest receivable	7	6	7	-	20
Non-current assets	24	41	-	-	65
Segment assets	3,773	219	193	10	4,195
Segment liabilities	(426)	(27)	(125)	(5)	(583)
Tax Income	-	-	-	-	-
Share-based payment	66	4	-	-	70
Capital Additions	-	-	-	-	-

	UK & Europe £000	Japan £000	UAE £000	All other segments £000	Total £000

6 months ended 30 June 2010
Revenue	74	-	141	-	215
Depreciation	8	8	-	1	17
Operating loss	(1,773)	(433)	(266)	(10)	(2,482)
Interest receivable	23	-	-	-	23
Non-current assets	8	60	-	2	70
Segment assets	8,337	282	43	5	8,667
Segment liabilities	(427)	(38)	(89)	-	(556)
Tax Income	110	-	-	-	110
Share-based payment	135	9	-	-	144
Capital Additions	4	20	-	-	24

	UK & Europe £000	Japan £000	UAE £000	All other segments £000	Total £000

12 months ended 31 December 2010
Revenue	210	-	140	-	350
Depreciation	17	20	-	-	37
Operating loss	(3,442)	(829)	(485)	(22)	(4,778)
Interest receivable / (paid)	34	(17)	24	-	41
Non-current assets	33	48	-	-	81
Segment assets	5,514	247	751	8	6,520
Segment liabilities	(346)	(36)	(5)	(8)	(395)
Tax Income	217	-	-	-	217
Share-based payment	(209)	(10)	-	-	(219)
Capital Additions	37	20	-	-	57

3.	Earnings per share

	6 months ended 30 June 2011		6 months ended 30 June 2010		Year ended 31 December 2010
	(unaudited)		(unaudited)		(audited)

Loss for the period (£000)	(2,583)		(2,459)		(4,520)
Weighted average number of ordinary shares (000)	155,525		155,525		155,525
Loss per ordinary share – basic and diluted	(2p	)	(2p	)	(3p	)

The loss per share is based on the weighted average number of ordinary shares in issue during the year. The Group has recorded a loss in all periods. No adjustment has been made to the basic loss per share, as the exercise of the share options would have the effect of reducing the loss per ordinary share and is anti-dilutive.

4.	Share options

The Group has granted share options to eligible employees since 2003.

A summary of the movement on the Group’s share option plans is:

	30 June 2011		31 December 2010

	Number of shares	Weighted-average exercise price	Number of shares	Weighted-average exercise price

Start of period	13,703,334	£0.13	9,128,359	£0.20
Granted	-	£0.00	5,475,000	£0.05
Forfeited	(3,429,167)	£0.06	(900,025)	£0.39
Exercised	-	-	-	-

At period end	10,274,167	0.15	13,703,334	£0.13

Exercisable at period end	5,646,851	0.21	4,928,052	£0.24

The following data summarises the status of the share options outstanding at 30 June 2011:

		Remaining contractual
Share Option Plan	Number	life (years)

A	-	nil
B	150,000	3.2
C	85,000	4.6
D	-	nil
E	790,000	5.6
F	50,000	5.9
G	150,000	6.5
H	-	nil
I	100,000	7.5
J	5,689,167	7.9
K	-	7.9
L	100,000	8.5
M	3,160,000	9.5

	10,274,167

Options are fair valued using the Black-Scholes option pricing model. No performance conditions were included in the fair value calculations. There were no new options issued in the period.

In the period ending 30 June 2011 the Group recorded a share option charge of £70,000 (30 June 2010: £144,000).

5.	Related Parties

The Group has related party relationships with its subsidiaries, its parent company (MGT Capital Investments, Inc.), directors, employees and subsidiary companies of its parent Group.

Other subsidiary companies of the parent also operate from 66 Hammersmith Road, London and some establishment, finance, IT and administration costs are charged to, and from, these companies. In the six months to 30 June 2011 MGT Capital Investments (UK) Ltd. charged the Group £159,000 (30 June 2010: £345,000), and the Group charged MGT Capital Investments (UK) Ltd £30,000 (30 June 2010: £14,000). At 30 June 2011, the Group owed MGT Capital Investments (UK) Ltd the balance of £20,745 (30 June 2010: £2,678).

6.	Reconciliation of net cash flows from operating activities

	6 months ended 30 June 2011	6 months ended 30 June 2010	Year ended 31 December 2010
	(unaudited)	(unaudited)	(audited)
	£000	£000	£000

Loss for the period	(2,583)	(2,459)	(4,778)
Adjustments for:		-
Depreciation	16	17	37
Loss on disposal of equipment	-	-	4
Loss on sale of investments	-	-	-
Forgiveness/impairment of trading balances of related entities	-	-	-
Interest income	(13)	(23)	-
Interest expense	-	-	-
Foreign currency exchange cost	-	-	-
Share options	66	144	219
Changes in working capital	-	-
Trade and other receivables	(365)	39	(15)
Trade and other payables	187	(134)	(277)
Cash flows from operating activities	(2,692)	(2,416)	(4,810)
Interest paid	-	-	(18)
Tax received	-	-	217

Net Cash flows from operating activities	(2,692)	(2,416)	(4,611)

- Ends –

For further information:

Medicsight plc

Robert Ladd, Interim CEO	Tel: +44 (0)207 605 7950

U.S. Contact Details	Tel: +1 (212) 652 3214

Troy Robinson, Chief Financial Officer
www.medicsight.com

follow us on twitter @Medicsight

Daniel Stewart & Co

Noelle Greenaway / Oliver Rigby	Tel: +44 (0) 207 776 6550

www.danielstewart.co.uk

Media enquiries:

Abchurch
www.abchurch-group.com

Julian Bosdet	Tel: +44 (0) 207 398 7700

julian.bosdet@abchurch-group.com

Adam Michael	Tel: +44 (0) 207 398 7708

adam.michael@abchurch-group.com

Simone Elviss	Tel: +44 (0) 207 398 7728

simone.elviss@abchurch-group.com

Quincy Allan	Tel: +44 (0) 207 398 7710

quincy.allan@abchurch-group.com